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                                                                     EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of H&R Block, Inc. and subsidiaries on Form S-8 (relating to shares of Common Stock issuable under the Company's Third Stock Option Plan for Seasonal Employees, as amended) of our reports dated June 18, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of H&R Block, Inc. and subsidiaries for the year ended April 30, 1996.




/s/  Deloitte & Touche LLP
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Deloitte & Touche LLP

Kansas City, Missouri
August 2, 1996